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                                                                    EXHIBIT 21.1

                            BAKER HUGHES INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                December 31, 2003

                                                                                                           PERCENTAGE
                      SUBSIDIARY                                          JURISDICTION                     OWNERSHIP
                      ----------                                          ------------                     ---------
Western Atlas Inc.                                                       Delaware                             100%
Baker Hughes Financing Company                                           Delaware                             100%
Baker Hughes Oilfield Operations, Inc.                                   California                            (1)
     Baker Hughes International Branches, Inc.                           Delaware                              (2)
         Baker Hughes EHHC, Inc.                                         Delaware                             100%
              Baker Hughes GmbH                                          Austria                              100%
                  Baker Hughes (Deutschland) Holding GmbH                Germany                              100%
                      Baker Hughes (Deutschland) GmbH                    Germany                              100%
                      Baker Hughes INTEQ GmbH                            Germany                              100%
                  Baker Hughes Asia Pacific Ltd.                         Cayman Islands                       100%
                      Baker Hughes EHO Ltd.                              Bermuda                              100%
                  Baker Hughes Limited                                   England                              100%
                  Baker Hughes Nederland Holdings B.V.                   The Netherlands                      100%
                      Baker Hughes Canada Holdings B.V.                  The Netherlands                      100%
                           Baker Hughes Canada Company                   Nova Scotia                          100%
                  JDI International Leasing Limited                      Cayman Islands                       100%
                  Baker Hughes Espana, S.L.                              Spain                                100%
                      Baker Hughes SRL                                   Venezuela                            100%
Western Research Holdings, Inc.                                          Delaware                             100%
     Western Atlas International, Inc.                                   Delaware                             100%
Wm. S. Barnickel & Company                                               Missouri                             100%
     Baker Petrolite Corporation                                         Delaware                             100%

(1) Baker Hughes Oilfield Operations, Inc.
                Western Atlas Inc.                       93.98%
                Other subsidiaries                        6.02%

(2) Baker Hughes International Branches, Inc.
                Baker Hughes Oilfield Operations, Inc.   96.65%
                Other subsidiaries                        3.35%